                                                               EXHIBIT 4.05

                                                      EXHIBIT 1.2(d)

                      INTERCOMPANY SUBORDINATION AGREEMENT




     THIS INTERCOMPANY SUBORDINATION AGREEMENT is dated as of June 15, 1996, and is made by and among the entities listed on Schedule I attached hereto (each being individually referred to herein as a "Company" and collectively as the "Companies").

                               WITNESSETH THAT:

     WHEREAS, pursuant to the Senior Secured Credit Agreement, dated as of January 31, 1996, (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Federated Investors (the "Borrower"), the banks referred to in Section 1.1 therein (the "Banks"), and PNC Bank, National Association, as agent (the "Agent") for the Banks, the Companies have entered into the Intercompany Subordination
Agreement, dated as of January 31, 1996, for the benefit of the Agent and the Banks; and

     WHEREAS, pursuant to the Note Purchase Agreements of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreements") between the Borrower and the several purchasers listed in Schedule A thereto (the "Purchasers"), the Borrower proposes to issue $98,000,000 aggregate principal amount of its 7.96% Senior Secured Notes due 2006 (the "Notes") and the Purchasers have agreed to purchase such Notes; and

     WHEREAS, the Companies are indebted to each other and/or it is contemplated that the Companies may become indebted to each other (the Indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the "Intercompany Indebtedness"); and

     WHEREAS, the obligations of the Banks to make Loans and the Purchasers to purchase the Notes are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Indebtedness and all other obligations of the Borrower or any other Company to the Agent or the Banks pursuant to the Senior Loan Documents and to the holders from time to time of the Notes (the "Noteholders") pursuant to the Note Purchase Agreements, the Notes and the other Security Documents referred to in the Note Purchase Agreements (collectively, the "Senior Debt") in the manner set forth herein; and

     WHEREAS, pursuant to the Intercreditor and Collateral Agency Agreement, dated as of June 15, 1996 (the "Intercreditor Agreement"), PNC Bank, National Association, is acting as collateral agent (the "Collateral Agent") on behalf of the Agent, the Banks and the Noteholders with respect to certain matters relating to the Senior Loan Documents and the Note Purchase Agreements; and

     WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement or the Note Purchase Agreements.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1.   Intercompany Indebtedness Subordinated to Senior Debt. The recitals
          -----------------------------------------------------
set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

     2.   Payment Over of Proceeds Upon Dissolution, Etc., Upon any
          -----------------------------------------------
distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a "Distributing Company"), then and in any such event the Collateral Agent shall be entitled to receive, for the benefit of the Agent, the Banks and the Noteholders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Senior Loan Documents or the Note Purchase Agreements or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Collateral Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.

     If, notwithstanding the foregoing provisions of this Section, a Company which is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Agent, the Banks and the Noteholders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement and the Note Purchase Agreements.

     The provisions of this Section shall not apply with respect to transactions permitted under Section 8.2(j)(i) or (ii) of the Credit Agreement or Section 10.6(a) of the Note Purchase Agreements.

     3.   No Commencement of any Proceeding. Each Company agrees that, so long
          ---------------------------------
as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Collateral Agent on behalf of the Banks, the Agent and the Noteholders in commencing, any proceeding referred to in the first paragraph of Section 2 against any other Company which owes it any Intercompany Indebtedness.

     4.   Prior Payment of Senior Debt Upon Acceleration of Intercompany
          --------------------------------------------------------------
Indebtedness. If any portion of the Intercompany Indebtedness owed by any
------------
Company becomes or is declared due and payable before its stated maturity, then and in such event the Agent, the Banks and the Noteholders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Senior Loan Documents or the Note Purchase Agreements or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

     If, notwithstanding the foregoing, any Company shall make any payment of Intercompany Indebtedness prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Collateral Agent, for the benefit of the Agent, the Banks and the Noteholders as their respective interests may appear.

     The provisions of this Section shall not apply to any payment with respect to which Section 2 hereof would be applicable.

     5.   No Payment When Senior Debt in Default; Optional Redemption. If any
          -----------------------------------------------------------
Event of Default or Default or Potential Default shall have occurred and be continuing or such an Event of Default or Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Creditors (as such term is defined in the Intercreditor Agreement) shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by the Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness. Notwithstanding the foregoing, each Company agrees that if an Event of Default or Default or Potential Default, having occurred, thereafter shall be cured and shall cease to continue, the subordination of the Intercompany Indebtedness effected by the occurrence of such an Event of Default or Default or Potential Default shall thereupon cease and terminate and payments thereafter becoming due in the ordinary course may be made and received, subject, however, to the provisions of the first sentence of this paragraph and to the further proviso that if, within one hundred twenty (120) days after the occurrence of the first Event of Default or Default or Potential Default to occur after the execution of this Agreement, such Event of Default or Default or Potential Default shall recur or there shall occur any other Event of Default or Default or Potential Default, the subordination described in this Section 5 shall immediately and without any requirement of action or notice of whatever kind by the Agent, the Banks or the Noteholders be reinstituted and remain in full force and effect until all of the Senior Debt shall be satisfied in full and the Revolving Credit Commitments, Term Loan

Commitments and the Swing Loan Commitment of the Banks under the Credit Agreement shall have expired, regardless of whether such Event of Default or Default or Potential Default shall thereafter be cured.

     If, notwithstanding the foregoing, any Company shall make any payment of the Intercompany Indebtedness to another Company prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Collateral Agent, for the benefit of the Agent, the Banks and the Noteholders as their respective interests may appear.

     The provisions of this Section shall not apply to any payment with respect to which Section 2 hereof would be applicable.

     6.   Payment Permitted if No Default. Nothing contained in this Agreement
          -------------------------------
shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, other than as provided in such Sections, from making payments at any time of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

     7.   Rights of Subrogation. Each Company agrees that no payment or
          ---------------------
distribution to the Agent, the Banks or the Noteholders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Revolving Credit Commitments, Term Loan Commitments and the Swing Loan Commitment shall have terminated.

     8.   Instruments Evidencing Intercompany Indebtedness. Each Company shall
          ------------------------------------------------
cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

          "This instrument is subject to the terms of an Intercompany Subordination Agreement dated as of June 15, 1996 in favor of PNC Bank, National Association, as collateral agent, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement."

     Each Company will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.

     9.   Agreement Solely to Define Relative Rights. The purpose of this
          ------------------------------------------
Agreement is solely to define the relative rights of the Companies, on the one hand, and the Agent, the Banks and the Noteholders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Collateral Agent on behalf of the Agent, the Banks and the Noteholders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Agent and the Banks, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Agent, the Banks and the Noteholders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

     10.  No Implied Waivers of Subordination. No right of the Collateral Agent
          -----------------------------------
on behalf of the Agent, the Bank or the Noteholders to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Agent, any Bank or any of the Noteholders, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany indebtedness is created, regardless of any knowledge thereof the agent, any Bank or any of the Noteholders may have or be otherwise charged with. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Revolving Credit Commitments, Term Loan Commitments or the Swing Loan Commitment in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, release, forgive or otherwise discharge the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Collateral Agent.

     Without in any way limiting the generality of the foregoing paragraph, the Collateral Agent on behalf of the Agent, the Banks and the Noteholders may, at any time and from time to time, without the consent of or notice to the Companies except the Borrower to the extent provided in the Credit Agreement or the Note Purchase Agreements, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Agent, the Banks and the Noteholders, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt, the Senior Loan Documents or the Note Purchase Agreement; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.

     11.  Additional Subsidiaries. The Companies covenant and agree that they
          -----------------------
shall cause all Subsidiaries created or acquired after the date of this Agreement to execute an agreement subordinating all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired substantially in the form of this Agreement.

     12.  Continuing Force and Effect. This Agreement shall continue in force
          ---------------------------
for so long as any portion of the Senior Debt remains unpaid and any Revolving Credit Commitments. Term

Loan Commitments or the Swing Loan Commitment under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

     13.  Modification. Amendments or Waivers. Any and all agreements amending
          -----------------------------------
or changing any provision of this Agreement or the rights of the Agent, the Banks or the Noteholders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder shall be made only by written agreement, waiver or consent signed by the Collateral Agent, acting on behalf of the Agent, the Banks and the Noteholders, with the written consent of the Required Creditors, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks.

     14.  Expenses. The Companies unconditionally and jointly and severally
          --------
agree upon demand to pay to the Collateral Agent on behalf of the Agent, the Banks and the Noteholders the amount of any and all reasonable and necessary out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including fees and expenses of counsel, which the Collateral Agent, the Agent, any of the Banks or any of the Noteholders may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Agent, the Banks or the Noteholders hereunder, or (c) the failure by the Companies to perform or observe any of the provisions hereof.

     15.  Severability. The provisions of this Agreement are intended to be
          ------------
severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     16.  Governing Law. This Agreement shall be a contract under the internal
          -------------
laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

     17.  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
the Agent, the Banks and the Noteholders and their respective successors and assigns, as permitted in the Credit Agreement or the Note Purchase Agreements, and the obligations of the Companies shall be binding upon their respective successors and assigns. The duties and obligations of the Companies may not be delegated or transferred by the Companies (other than by a transaction permitted under Section 8.2(j) or Section 10.6. of the Credit Agreement or the Note Purchase Agreement, respectively, provided that the successor shall agree to be bound by the terms of this Agreement) without the written consent of the Required Creditors. Except to the extent otherwise required by the context of this Agreement, the word "Banks" or "Noteholder" when used herein shall include without limitation any holder of a Note or an assignment of rights therein originally issued to a Bank under the Credit Agreement or to a Purchaser under the Note Purchase Agreements, respectively, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Bank under the Credit Agreement or a Purchaser under the Note Purchase Agreements, respectively.

     18.   Counterparts. This Agreement may be executed in any number of
           ------------
counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     19.   Attorneys-in-Fact. Each of the Companies hereby authorizes and
           -----------------
empowers the Collateral Agent, at its election and in the name of either itself, for the benefit of the Agent, the Banks and the Noteholders as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Collateral Agent may deem advisable to completely protect the Agent's, the Banks' and the Noteholders' interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Collateral Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company and with full power for such Company and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement and taking any action and executing, delivering, filing and recording any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and irrevocable. Each Company hereby ratifies and confirms and agrees to ratify and confirms all action taken by the Collateral Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

     20.   Application of Payments. In the event any payments are received by
           -----------------------
the Collateral Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement and the Note Purchase Agreements.

     21.   Remedies. In the event of a breach by any of the Companies in the
           --------
performance of any of the terms of this Agreement, the Collateral Agent on behalf of the Agent, the Banks and the Noteholders may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Collateral Agent on behalf of the Agent, the Banks and the Noteholders at law may not fully compensate the Agent, the Banks and the Noteholders for the damages they may suffer in the event of a breach hereof.

     22.   Consent to Jurisdiction: Waiver of Jury Trial. Each of the Companies
           -----------------------
hereby irrevocably consents to the non-exclusive jurisdiction of the Court of Common Pleas of Allegheny County and the United States District Court for the Western District of Pennsylvania, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Companies at the addresses set forth or referred to in Section 23 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Companies waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE COMPANIES WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.

     23.   Notices. All notices, statements, requests and demands and other
           -------
communications given to or made upon the Companies, the Agent, the Banks or the Noteholders in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.6 of the Credit Agreement or Section 18 of the Note Purchase Agreements. Notice to any Company other than the Borrower shall be delivered or sent to such Company at its address set forth on Schedule 2 hereto.

     24.   Limitation of Liability. The parties to this Agreement and the Agent,
           -----------------------
the Banks and the Noteholders are expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Borrower and the declarations of trust of certain of the Companies and agree that, except as set forth in the following sentence, the obligations assumed by such Companies pursuant to this Agreement be limited in any case to such Companies and their respective assets.

     The parties to this Agreement and the Agent, the Banks and the Noteholders shall not seek satisfaction of any obligation of such Companies under this Agreement from any of the shareholders, trustees, officers, employees or agents of any of the Companies except as contemplated under the Pledge Agreement, the Declaration of Trust of the Borrower and the declarations of trust of certain of the Companies. Notwithstanding the foregoing, nothing in such declarations of trust or elsewhere shall prohibit the Collateral Agent on behalf of the Agent, the Banks and the Noteholders from pursuing any remedies against any outside professionals or consultants employed by the Companies.

     25.   Amendment and Restatement. This Agreement amends and restates that
           -------------------------
certain Intercompany Subordination Agreement dated as of January 31, 1996 by and among the Borrower and certain of Borrower's Subsidiaries.

      WITNESS the due execution hereof as of the day and year first above written.

                                    ADVANCED INFORMATION SERVICES


                                    By:___________________
                                    Title:________________



                                    EDGEWOOD SERVICES, INC.



                                    By:___________________
                                    Title:________________



                                    EXCHANGE FUND RESEARCH CORP.



                                    By:___________________
                                    Title:________________



                                    FEDERATED ADMINISTRATIVE SERVICES



                                    By:___________________
                                    Title:________________



                                    FEDERATED ADMINISTRATIVE SERVICES, INC.



                                    By:___________________
                                    Title:________________

                                     FEDERATED ADVISORS



                                     By:___________________
                                     Title:________________



                                     FEDERATED BANK & TRUST



                                     By:___________________
                                     Title:________________



                                     FEDERATED FINANCIAL SERVICES, INC.



                                     By:___________________
                                     Title:________________



                                     FEDERATED GLOBAL RESEARCH CORP.



                                     By:___________________
                                     Title:________________



                                     FEDERATED INTERNATIONAL MANAGEMENT LIMITED



                                     By:___________________
                                     Title:________________



                                     FEDERATED INVESTMENT COUNSELING



                                     By:___________________
                                     Title:________________

                                        FEDERATED INVESTORS



                                        By:____________________
                                        Title:_________________



                                        FEDERATED INVESTORS BUILDING CORP.



                                        By:____________________
                                        Title:_________________



                                        FEDERATED INVESTORS, INC.



                                        By:____________________
                                        Title:_________________



                                        FEDERATED INVESTORS INSURANCE, INC.



                                        By:____________________
                                        Title:_________________



                                        FEDERATED INVESTORS MANAGEMENT COMPANY



                                        By:____________________
                                        Title:_________________



                                        FEDERATED MANAGEMENT



                                        By:____________________
                                        Title:_________________

                                     FEDERATED RESEARCH



                                     BY:__________________
                                     Title:_______________



                                     FEDERATED RESEARCH CORP.



                                     By:__________________
                                     Title:_______________



                                     FEDERATED SECURITIES CORP.



                                     By:__________________
                                     Title:_______________



                                     FEDERATED SERVICES COMPANY



                                     By:__________________
                                     Title:_______________



                                     FEDERATED SHAREHOLDER SERVICES



                                     By:__________________
                                     Title:_______________

                             FEDERATED SHAREHOLDER SERVICES COMPANY


                             BY:___________________
                             Title:________________



                             FFSI INSURANCE AGENCY, INC.



                             By:___________________
                             Title:________________



                             FII HOLDINGS, INC.



                             By:___________________
                             Title:________________



                             FS HOLDINGS, INC.



                             BY:___________________
                             Title:________________



                             PASSPORT RESEARCH, LTD.


                             By:___________________
                             Title:________________



                             RETIREMENT PLAN SERVICE COMPANY OF AMERICA



                             By:___________________
                             Title:________________

                                  SCHEDULE 1
                                  TO
                     INTERCOMPANY SUBORDINATION AGREEMENT

_________________________________________________________

                          List of Companies
                          -----------------

1.   Advanced Information Services

2.   Edgewood Services, Inc.

3.   Exchange Fund Research Corp.

4.   Federated Administrative Services

5.   Federated Administrative Services, Inc.

6.   Federated Advisers

7.   Federated Bank and Trust

8.   Federated Financial Services, Inc.

9.   Federated Global Research Corp.

10.  Federated International Management Limited

11.  Federated Investment Counseling

12.  Federated Investors

13.  Federated Investors Building Corp.

14.  Federated Investors, Inc.

15.  Federated Investors Insurance, Inc.

16.  Federated Investors Management Company

17.  Federated Management

18.  Federated Research

19.  Federated Research Corp.

20.  Federated Securities Corp.

21.  Federated Services Company

22.  Federated Shareholder Services

23.  Federated Shareholder Services Company

24.  FFSI Insurance Agency, Inc.

25.  FII Holdings, Inc.

26.  FS Holdings, Inc.

27.  Passport Research, Ltd.

28.  Retirement Plan Service Company of America

                                  SCHEDULE 2
                                      TO
                    INTERCOMPANY SUBORDINATION AGREEMENT


                               Notice Information
                               ------------------

Advanced Information Services Systems      Address:    Federated Investors Tower
Edgewood Services, Inc.                                1001 Liberty Avenue
Exchange Fund Research Corp.                           Pittsburgh, PA 15222-3779
Federated Administrative Services                      Attn: John McGonigle
Federated Administrative Services, Inc.    Telephone   No.:(412)288-1936
Federated Advisors                         Telecopier  No.:(412)288-7578
Federated Financial Services. Inc.
Federated Global Research Corp.
Federated International Management Limited
Federated Investment Counseling
Federated Investors
Federated Investors Building Corp.
Federated Investors, Inc.
Federated Investors Insurance, Inc.
Federated Investors Management Company
Federated Management
Federated Research
Federated Research Corp.
Federated Securities Corp.
Federated Services Company
Federated Shareholder Services
Federated Shareholder Services Company
FFSI Insurance Agency, Inc.
Passport Research, Ltd.
Retirement Plan Service Company of America

FII Holdings. INC.             Address:  103 Springer Building
FS Holdings. Inc                         3411 Silverside Road
                                         Wilmington, DE 19810
                                         Attn: George Warren
                                Telephone No.: (302) 478-6160
                                Telecopier No.:(302) 478-3667


Federated Bank and Trust       Address:  P.O. Box 40
                                         Gibbsboro, NJ 08026
                                Telephone No.: (609) 346-8108
                                Telecopier No.:(609) 346-8116